Exhibit 10(l)


                               SERVICING AGREEMENT

                          Dated as of November 1, 1996

                                     between

                     MAIN PLACE REAL ESTATE INVESTMENT TRUST

                                                     Owner

                                       and

                        NATIONSBANC MORTGAGE CORPORATION

                                                      Servicer

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                               TABLE OF CONTENTS

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         ARTICLE I
DEFINITIONS...................................................................................................  1

         ARTICLE II
ADMINISTRATION AND SERVICING OF THE MORTGAGE NOTES............................................................  7

Section 2.01.              Contract for Servicing; Possession of Servicing Files..............................  7
                           -----------------------------------------------------
Section 2.02.              Commencement of Servicing Responsibilities.........................................  7
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Section 2.03.              The Servicer to Act as Servicer....................................................  7
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Section 2.04.              Collection of Mortgage Note Payments...............................................  9
                           ------------------------------------
Section 2.05.              Foreclosure........................................................................  9
                           -----------
Section 2.06.              Sub-Servicing Agreements........................................................... 10
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Section 2.07.              Maintenance of Hazard Insurance.................................................... 10
                           -------------------------------
Section 2.08.              Maintenance of PMI Policy.......................................................... 11
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Section 2.09.              Fidelity Bond and Errors and
                           Omissions Insurance ............................................................... 12
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Section 2.10.              Establishment of and Deposits to Collection Account................................ 12
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Section 2.11.              Permitted Withdrawals from Collection Account...................................... 13
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Section 2.12.              Establishment of and Deposits to Escrow Account.................................... 14
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Section 2.13.              Permitted Withdrawals from Escrow Account.......................................... 15
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Section 2.14.              Maintenance of FHA Mortgage Insurance and VA Guaranty.............................. 16
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Section 2.15.              Notification of Adjustments........................................................ 16
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Section 2.16.              Completion and Recordation of Assignment of Mortgage and FHA and VA Change
                           --------------------------------------------------------------------------
                           Notices............................................................................ 17
Section 2.17.              Protection of Accounts; Eligible Investments....................................... 17
                           --------------------------------------------
Section 2.18.              Servicing Compensation............................................................. 17
                           ----------------------
Section 2.19.              Withdrawals and Substitutions of Mortgage Notes.................................... 18
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         ARTICLE III
REMITTANCES AND REPORTING BY THE SERVICER..................................................................... 18

Section 3.01.              Remittances to Owner............................................................... 18
                           --------------------
Section 3.02.              Reporting by the Servicer.......................................................... 19
                           -------------------------
Section 3.03.              Annual Certificate................................................................. 19
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Section 3.04.              Annual Accountants' Report......................................................... 20
                           --------------------------
         ARTICLE IV
REPRESENTATIONS AND WARRANTIES................................................................................ 20

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Section 4.01.              Representations and Warranties of the Servicer..................................... 20
                           ----------------------------------------------

Section 4.02.              Remedies for Breach of Representations and Warranties of the Servicer.............. 22
                           ---------------------------------------------------------------------

         ARTICLE V
THE SERVICER.................................................................................................. 23

Section 5.01.              Corporate Existence of the Servicer; Status as Servicer; Merger.................... 23
                           ---------------------------------------------------------------
Section 5.02.              Performance of Obligations......................................................... 24
                           --------------------------
Section 5.03.              The Servicer Not to Resign; Assignment............................................. 24
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         ARTICLE VI
DEFAULT....................................................................................................... 25

Section 6.01.              Events of Default.................................................................. 25
                           -----------------
Section 6.02.              No Effect on Other Parties......................................................... 26
                           --------------------------
Section 6.03.              Rights Cumulative.................................................................. 26
                           -----------------

         ARTICLE VII
MISCELLANEOUS................................................................................................. 27

Section 7.01               Successor to the Servicer.......................................................... 27
                           -------------------------
Section 7.02.              Termination of Agreement........................................................... 28
                           ------------------------
Section 7.03.              Amendment.......................................................................... 28
                           ---------
Section 7.04.              Governing Law...................................................................... 28
                           -------------
Section 7.05.              Notices............................................................................ 28
                           -------
Section 7.06.              Severability of Provisions......................................................... 29
                           --------------------------
Section 7.07.              Inspection and Audit Rights........................................................ 29
                           ---------------------------
Section 7.08.              Binding Effect..................................................................... 30
                           --------------
Section 7.09.              Article and Section Headings....................................................... 30
                           ----------------------------
Section 7.10.              Counterparts....................................................................... 30
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

                               SERVICING AGREEMENT


                  Servicing Agreement, dated November 1, 1996, between MAIN PLACE REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (herein, together with its successors and assigns, called the "Owner"), and NATIONSBANC MORTGAGE CORPORATION, a Texas corporation (herein, together with its successors and assigns, called the "Servicer")

                              PRELIMINARY STATEMENT

                  The Owner is the holder and/or owner of all of the beneficial ownership interests in the Mortgage Notes. The Servicer is an independent contractor in the business of servicing mortgage loans.

                  The Servicer and the Owner desire to enter into this Agreement to provide, among other things, for the servicing by the Servicer of the Mortgage Notes.


                                    ARTICLE I
                                   DEFINITIONS

                  The following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms:

                  Accepted Servicing Practices: With respect to any Mortgage Notes, the services and duties customary to the servicing by prudent mortgage lending institutions of mortgages of the same type as such Mortgage Notes in the jurisdictions where the related Mortgaged Properties are located.

                  Act:  The National Housing Act, as amended from time to time.

                  Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the

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laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Notes secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

                  Available Amount: The amount defined as such in Section 3.01 hereof.

                  Best Efforts: Efforts determined to be reasonably diligent by the Owner or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Owner or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Owner or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

                  Business Day: Any day other than (i) a Saturday, (ii) a Sunday, or (iii) a day that is either a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close in the States of Maryland or Texas, or any other state in which the Servicer is located (or, for purposes of remittances by the Servicer, any state in which functions relating to the Collection Account are performed).

                  Collection Account: The separate account or accounts created and maintained pursuant to Section 2.10.

                  Collection Period: With respect to a Servicer Remittance Date, the calendar month preceding the month in which such Servicer Remittance Date occurs.

                  Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Note documents.

                  Determination Date: A date not more than three Business Days prior to the applicable Servicer Remittance Date.

                  Eligible Mortgage Note: Any Mortgage Note meeting the requirements of ss. 856 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                                       2

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                  Escrow Account:  The separate account or accounts operated and maintained pursuant to Section 2.12.

                  Escrow Payments: With respect to any Mortgage Note, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  Event of Default:  Any event set forth in Section 6.01.

                  FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

                  FHA Insurance Contract: The contractual obligation of FHA respecting the insurance of a Mortgage Note.

                  FHA Loan: A residential Mortgage Note which is the subject of an FHA Insurance Contract as evidenced by a mortgage insurance certificate.

                  FHA Mortgage Insurance: Mortgage insurance authorized under the Act and provided by the FHA.

                  FHA Regulations: Regulations promulgated by HUD under the Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

                  Independent Accountant: Any accountant, who may also be the accountant who audits the books of the Servicer, who is independent with respect to the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  Insurance Proceeds: With respect to each Mortgage Note, proceeds of insurance policies insuring the Mortgage Note or the related Mortgaged Property including FHA insurance proceeds and/or VA guaranty proceeds.

                  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Note, whether through the sale or assignment

                                       3

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of such Mortgage Note, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Note.

                  Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Note.

                  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in real property securing such Mortgage Note.

                  Mortgage Interest Rate: The annual rate of interest borne at any time by a Mortgage Note.

                  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, each Mortgage Note subject to this Agreement being identified on the Mortgage Note Schedule.

                  Mortgage Note Schedule: The schedule of Mortgage Notes delivered by the Owner to the Servicer setting forth information with respect to such Mortgage Notes, which schedule shall be amended from time to time to reflect the addition of Mortgage Notes to, or the withdrawal of Mortgage Notes from, the terms of this Agreement.

                  Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  NationsBank, N.A.: NationsBank, N.A., a national banking association.

                  NationsBank South: NationsBank, N.A. (South), a national banking association.

                  NationsBank Texas: NationsBank of Texas, N.A., a national banking association.

                  NRSRO: Any nationally recognized statistical rating organization.

                  Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the Servicer, and delivered to the Owner as required by this Agreement.

                                       4

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                  Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, and who is reasonably acceptable to the Owner.

                  PMI Policy: A policy of private mortgage insurance issued by a Qualified Insurer.

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Note which is received in advance of its scheduled due date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Qualified Depository: NationsBank, N.A. or another depository the accounts of which are insured by the FDIC and the short-term debt obligations of which are rated in at least one of the two highest rating categories by an NRSRO.

                  Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA and FHLMC and rated in at least one of the two highest rating categories by an NRSRO.

                  REO Disposition: The final sale by the Servicer, on behalf of the Owner, of any REO Property.

                  REO Disposition Proceeds: All amounts received with respect to an REO Disposition.

                  REO Property: A Mortgaged Property acquired by the Servicer on behalf and in the name of the Owner through foreclosure or by deed in lieu of foreclosure.

                  Servicer Remittance Date: The 19th day of any month (or, if such day is not a Business Day, the first Business Day immediately preceding such 19th day), commencing the month of the date of this Agreement.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations. including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the

                                       5

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management and liquidation of the Mortgaged Property if the Mortgaged Property
is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property.

                  Servicing Fee:

                  (a) With respect to each Mortgage Note which was owned by NationsBank of Texas, N.A., NationsBank, N.A. (South) or NationsBank, N.A. or by any of their bank affiliates prior to January l, 1992, and is serviced hereunder, the monthly fee the Owner shall pay to the Servicer, which shall be equal to one-twelfth of the product of (a)(i) three-eighths of one percent (3/8%) for each such fixed rate Mortgage Note, and (ii) one-half of one percent (1/2%) for each such adjustable rate Mortgage Note and (b) the outstanding principal balance of such Mortgage Note.

                  (b) With respect to each Mortgage Note which was owned by NationsBank of Texas, N.A., NationsBank, N.A. (South) or NationsBank, N.A. or by any of their bank affiliates after January l, 1992, and is serviced hereunder, the monthly fee the Owner shall pay to the Servicer, which shall be equal to one-twelfth of the product of (a)(i) one-half of one percent (1/2%) for each such fixed rate or adjustable rate FHA and VA Loan serviced hereunder, (ii) three-eighths of one percent (3/8%) for each such adjustable rate Mortgage Note (other than FHA and VA Loans) the interest rate of which adjusts every month, every 6 months, every year or every 3 years and (iii) one-quarter of one percent (1/4%) for all other such Mortgage Notes serviced hereunder, and (b) the outstanding principal balance of such Mortgage Note.

Notwithstanding the foregoing, the Servicing Fee payable hereunder for any Mortgage Note shall not be less than $10.00 per month.

                  Servicing File: The items pertaining to a particular Mortgage
Note including, but not limited to, the original Mortgage Note, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Note, which are held in trust for the Owner by the Servicer.

                  VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA loans.

                                       6

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                  VA Loan: A Mortgage Loan which is the subject of a VA Loan
Guaranty Agreement as evidenced by a Loan Guaranty Certificate, or a Mortgage Loan which is a vendee loan sold by the VA.

                  VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

                  VA Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

                  VA Regulations: Regulations promulgated by the VA pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

                                   ARTICLE II
               ADMINISTRATION AND SERVICING OF THE MORTGAGE NOTES

Section 2.01. Contract for Servicing; Possession of Servicing Files.


The Owner, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Notes that are from time to time subject to this Agreement. With respect to each Mortgage Note listed on the Mortgage Note Schedule as of the date of this Agreement for which the Servicer does not have possession of a Servicing File as of the date hereof, the Owner shall cause to be delivered or will use its Best Efforts to cause to be delivered the related Servicing File to the Servicer as soon as practicable. With respect to each Mortgage Note that becomes subject to this Agreement after the date hereof, the Owner shall cause the Mortgage Note Schedule to be amended to reflect the Mortgage Notes then subject to this Agreement and shall cause to be delivered or will use its Best Efforts to cause to be delivered as soon as practicable each related Servicing File to the Servicer. Each Servicing File delivered to the Servicer shall be held by the Servicer in order to service the Mortgage Notes pursuant to this Agreement and is and shall be held in trust as agent for the Owner and for the benefit of the Owner as the owner thereof. The Servicer's possession of any Servicing File shall be at the will of the Owner for the sole purpose of facilitating servicing of the related Mortgage Note pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

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              Section 2.02. Commencement of Servicing Responsibilities.

                  As of the date hereof, the Servicer shall assume all servicing responsibilities hereunder with respect to the Mortgage Notes.

              Section 2.03.  The Servicer to Act as Servicer.

                  (a) The Servicer, as an independent contractor, shall diligently service and administer the Mortgage Notes from and after the date hereof and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to FHA Loans and VA Loans, as the case may be.

                  (b) Without limiting the generality of the foregoing, the Owner and the Servicer hereby agree as follows:

                            (i) The Servicer may waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Note;

                           (ii) The Servicer may arrange with a mortgagor a plan of relief, including a modification or extension of the Mortgage Note, when appropriate, rather than recommending liquidation; provided, however, such arrangement will be made only upon determining that the coverage of such Mortgage Note by any PMI Policy, FHA Insurance Contract or VA Loan Guaranty Certificate will not be affected and that any such modified Mortgage Note continues to be an Eligible Mortgage Note;

                          (iii) The Servicer shall enforce "due-on-sale" clauses with respect to Mortgage Notes; provided, however, where an assumption of, or substitution of liability with respect to, a Mortgage Note is required by law, upon receipt of assurance that the PMI Policy covering such Mortgage Note will not be affected, the Servicer may permit the assumption of a Mortgage Note, pursuant to which the mortgagor shall remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Note, pursuant to which the new Mortgagor shall be substituted for the original Mortgagor as being liable on the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Note that would change the Mortgage Interest Rate or affect the FHA Insurance Contract with respect to FHA Loans or the VA Loan Guaranty Agreement with respect to VA Loans;

                           (iv) The Servicer may give any consents under the terms and provisions of any Mortgage Note, including, without limitation, consents to the placing of easements, covenants, conditions and restrictions on any Mortgaged Property; and

                            (v) The Servicer may permit the modification of an Eligible Mortgage Note which the related Mortgagor has indicated a desire to refinance provided that any such Mortgage Note would continue to be Eligible Mortgage Note following such modification;

                  (c) The Servicer shall establish and maintain adequate and customary books and records with respect to each Mortgage Note and, upon request of the Owner shall, within a reasonable time following the Servicer's receipt of such request, furnish the same (in the form of either an original document or a certified true copy of such original document) to the Owner. In the event of a request for any non-standard report, the Servicer and the Owner shall mutually agree in writing to a reasonable expense reimbursement payable by the Owner to the Servicer for such report.

                  In servicing and administering FHA Loans and VA Loans, if any, the Servicer shall comply strictly with the Act and the FHA Regulations, the Servicemen's Readjustment Act, the VA Regulations and administrative guidelines issued thereunder or pursuant thereto, and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage, including the payment of any fees, premiums and charges and the timely giving of notices.

         Section 2.04. Collection of Mortgage Note Payments.

                  Continuously from the date hereof until the date each Mortgage Note ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Notes when the same shall become due and payable and shall exercise reasonable diligence in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Notes and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 2.05. Foreclosure.

                  The Servicer shall process and manage: (i) the foreclosure or other acquisition of the property securing any Mortgage Note; (ii) the transfer of such property to the FHA, VA, or a private mortgage insurer, as applicable; and (iii) the collection of any applicable mortgage insurance or guaranty proceeds; and pending completion of these steps, the protection of the Mortgaged Property from waste and vandalism. The Servicer will thereafter assign or convey to the Owner any title, equity or other property or right acquired by such proceedings. In no event shall the Servicer be required to take title in its name to any Mortgaged Property which has, or may reasonably be deemed to have, an environmental or similar problem or defect for which the Servicer would become liable by reason of its holding title to such property. The Owner agrees promptly to reimburse the Servicer for its reasonable Servicing Advances incurred in complying with its obligations under this paragraph, including attorney's fees. In case of a voluntary deed in lieu of foreclosure or the purchase of any such property by the Owner or for its account, the Owner will assume responsibility for the same. The marketing and sales of all REO Properties will be the responsibility of the Servicer, on behalf of the Owner.

         Section 2.06.  Sub-Servicing Agreements.

                  Any provision of this Agreement notwithstanding, the Servicer may contract with other Persons for the performance of its responsibilities, duties and obligations under this Agreement to service and administer any of the Mortgage Notes, provided that none of the provisions of this Section 2.06 relating to agreements or arrangements between the Servicer and other Persons, or to actions taken through any such other Persons or otherwise, shall be deemed to relieve the Servicer of any of its duties and obligations to the Owner with respect to the servicing and administration of the Mortgage Notes, and the Servicer shall be obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all duties and obligations in connection with servicing and administering the Mortgage Notes. The Servicer shall be entitled to enter into any agreement with any Person performing services for it related to its duties and obligations under this Agreement for indemnification of the Servicer by such Person, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Any transactions or services relating to the Mortgage Notes involving any Person performing services for the Servicer shall be deemed to be between such Person and the Servicer alone, and the Owner shall not be deemed to be parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any such Person.

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zz
       Section 2.07. Maintenance of Hazard Insurance.

                  The Servicer will cause insurance to be maintained on the Mortgaged Property covered by each Mortgage Note consistent with the Accepted Servicing Practices and will make certain that each such property is insured as provided below at all times for the benefit of the mortgagee on a standard insurance policy form with an appropriate mortgagee payable clause. Such insurance shall be in an amount not less than the lesser of the outstanding principal balance of the Mortgage Note and the minimum amount necessary to compensate fully for any damage or loss on a replacement cost basis. Such insurance shall be of a type at least as protective as fire and extended coverage. The Servicer shall pay the premium for such insurance as a Servicing Advance on a timely basis in the event that the Mortgagor does not make such payments. With respect to any Mortgaged Property located in an area identified by the Federal Emergency Management Agency as having special flood hazards and as to which flood insurance has been made available, the Servicer shall maintain or cause to be maintained a flood insurance policy maintained with a generally acceptable insurance carrier meeting the requirements of the current guidelines of the Federal Insurance Administration. Such flood insurance policy will provide coverage in an amount not less than the least of (i) the unpaid principal balance of the Mortgage Note, (ii) the insurable value of the Mortgaged Property and (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

                  In the event that the Servicer chooses to maintain a blanket policy insuring against hazard losses on certain of the Mortgage Notes, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of insurance under this Section 2.07. The Servicer shall maintain accurate and complete records with respect to the insurance and insurance premiums for each Mortgage Note and the status thereof. In the event the Servicer receives actual notice of any loss or damage to any property securing a Mortgage Note, the Servicer will proceed diligently to adjust any loss or damage claim, and to protect the interest of the mortgagee under any such insurance policy covering the incidence of damage. In the event that the Owner shall request an inspection by an engineer or other professional construction inspector with respect to any such repairs, the Servicer will arrange for such inspection.

      Section 2.08.  Maintenance of PMI Policy.

                  With respect to any Mortgage Note for which there is in effect a PMI Policy, the Servicer shall exercise its Best Efforts to keep each such PMI Policy (if and so long as any is required) in full force and effect. The Servicer shall pay the premium for each PMI Policy as a Servicing Advance on a timely basis in the event that the Mortgagor does not make such payments.

                  The Servicer, on behalf of the Owner, shall present claims to the insurer under any applicable PMI Policy and shall take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Mortgage Notes. All Insurance Proceeds received by the Servicer under such policies that are not applied to the restoration of the related Mortgaged Property or refunded to the Mortgagor shall be deposited in the Collection Account.

                  If any property securing a defaulted Mortgage Note is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable PMI Policy, the Servicer shall be required to expend its own funds to restore the damaged property unless the Servicer reasonably determines (i) that such restoration will not increase the proceeds to the Owner upon liquidation of the Mortgage Note after reimbursement of the Servicer for its expenses and (ii) that such expenses will not be recoverable by it through Liquidation Proceeds. In the event that the Servicer elects to restore the damaged property and the cost of restoration exceeds the amount recovered by it through Liquidation Proceeds, the Owner shall reimburse the Servicer for the difference between the amount expended by the Servicer and the amount recovered through Liquidation Proceeds.

         Section 2.09.  Fidelity Bond and Errors and Omissions Insurance.


             The Servicer, at no expense to the Owner, shall maintain adequate fidelity bond coverage and adequate errors and omissions insurance, and shall annually furnish to the Owner proof of such coverage in the form of an insurance certificate.


         Section 2.10. Establishment of and Deposits to Collection Account

                  The Servicer shall establish and maintain the Collection Account in the name of the Owner for the benefit of the Owner and shall segregate and hold all funds collected and received pursuant to the Mortgage Notes separate and apart from any of its own funds and general assets in such Collection Account. The Collection Account shall be established and maintained with a Qualified Depository. The Collection Account may be maintained as an interest-bearing account (which may include a money market savings account), or the funds held therein may be invested from time to time in Eligible Investments subject to the provisions of Section 2.17 hereof.

                  The Servicer shall deposit in or credit to the Collection Account on a daily basis, as applicable, and retain therein, the following collections received by the Servicer:

                            (i) All payments on account of principal and interest received by the Servicer on the Mortgage Notes (which, at its option, may be net of the Servicing Fee), including Principal Prepayments (in whole or in part);

                           (ii) All Liquidation Proceeds, net of expenses incurred in connection with any liquidation;

                          (iii) All Insurance Proceeds received under any PMI Policy or title, hazard or other insurance policy covering any Mortgage Note, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or to be refunded to the Mortgagor;

                           (iv) Any amounts required to be deposited or credited by the Servicer in connection with losses realized on investments for the benefit of the Servicer of funds held in the Collection Account;

                            (v) Any amounts required to be deposited or credited by the Servicer in connection with interest loss or deferral as a result of a failure to adjust a Mortgage Interest Rate or Monthly Payment under Section 2.15 hereof;

                           (vi) All other amounts required to be deposited in or credited to the Collection Account under this Agreement; and

                          (vii)     All rents collected on REO Properties.

                  Any interest paid on funds deposited in the Collection Account by the related Qualified Depository shall accrue to the benefit of the Servicer, and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 2.11 hereof.

           Section 2.11.  Permitted Withdrawals from Collection Account.

                  The Servicer shall, from time to time, withdraw funds from the Collection Account for the following purposes:

                            (i) To reimburse the Servicer from related Insurance or Liquidation Proceeds for amounts expended by the Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Note;

                           (ii) To pay to the Servicer its Servicing Fee from interest payments received on Mortgage Notes, if not previously retained, and any earnings from the investment of funds in the Collection Account in Eligible Investments;

                          (iii) To pay to the Servicer any expenses which were incurred by the Servicer and are reimbursable pursuant to this Agreement, including but not limited to expenses incurred by the Servicer in respect of property repairs or maintenance on Mortgaged Properties;

                           (iv) To pay to the Servicer any amounts in respect of which the Mortgagor's check has been returned and not honored by the Mortgagor's bank for any reason or any amounts deposited in or credited to the Collection Account in error;

                            (v) To remit funds to the Owner in accordance with
Section 3.01 hereof;

                           (vi) To remit funds to any Mortgagor or the designee of any Mortgagor in respect of any payments due to the Mortgagor, including but not limited to payments to be remitted to any Mortgagor under any applicable insurance policy, as determined by the Servicer;

                          (vii) To transfer funds to another Qualified
         Depository in accordance with Section 2.17 hereof;

                         (viii) To invest funds in certain Eligible Investments in accordance with Section 2.17 hereof;

                           (ix) To remit funds to the Owner in accordance with
          Section 2.19 hereof; and

                            (x) To clear the Collection Account upon the termination of this Agreement.

          Section 2.12. Establishment of and Deposits to Escrow Account.

                  The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Note constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled in the name of the Mortgagor. The Escrow Accounts shall be established with a Qualified Depository and may be maintained as interest-bearing accounts.

                  The Servicer shall credit to the Escrow Account or Escrow Accounts on a daily basis, and retain therein:

                            (i) all Escrow Payments collected on account of the Mortgage Notes for the purpose of effecting timely payment of any such items as are required under the terms of this Agreement and the related Mortgage or Mortgage Note; and

                           (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property or refunded to the Mortgagor.

                  The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes. The Servicer shall be responsible for the administration of the Escrow Account or Escrow Accounts and shall be expected to make Servicing Advances to such account when a deficiency exists therein.

       Section 2.13. Permitted Withdrawals from Escrow Account.

                  Withdrawals from the Escrow Account or Escrow Accounts may be made by the Servicer only:

                            (i) to effect timely payments of taxes; assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage Note;

                           (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Note, but only from amounts received on the related Mortgage Note;

                          (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Note or funds remaining therein after the principal balance of the related Mortgage Note has been paid in full;

                           (iv) for transfer to the Collection Account and application to reduce the principal balance of the Mortgage Note in accordance with the terms of the related Mortgage and Mortgage Note;

                            (v) for application to restoration or repair of the Mortgaged Property;

                           (vi) for transfer to the Collection Account of fire and hazard insurance proceeds and Escrow Payments with respect to any FHA Loan or VA Loan, where the FHA or the VA, respectively, has directed application of funds as a credit against the proceeds of the FHA Insurance Contract or VA Loan Guaranty Agreement;

                          (vii) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited therein;

                         (viii) to remit funds to the Owner in accordance with
         Section 2.19 hereof;

                           (ix) to pay to the Mortgagor or the Servicer as appropriate any amounts in respect of which the Mortgagor's check has been returned and not honored by the Mortgagor's bank for any reason or any amounts deposited or credited to the Escrow Account in error;

                            (x) to pay late fees to the extent permitted by the terms of the related Mortgage and Mortgage Note; and

                           (xi) to clear the Escrow Account or Accounts on the termination of this Agreement.

          Section 2.14.  Maintenance of FHA Mortgage Insurance and VA Guaranty.

                  With respect to any FHA Loans and VA Loans, the Servicer shall maintain and keep the FHA Mortgage Insurance and the VA Guaranty Agreement, respectively, in full force and effect throughout the term of this Agreement and discharge its obligations arising out of FHA Mortgage Insurance and the VA Loan Guaranty Agreement. The Servicer hereby agrees that it shall be liable to the Owner for any loss, liability or expense incurred by the Owner by reason of any FHA Mortgage Insurance or VA Loan Guaranty Agreement being voided, reduced, released or adversely affected by reason of the negligence or willful misconduct of the Servicer. The Servicer will service and administer the Mortgage Notes in accordance with the obligations of mortgagees under the Act and the applicable regulations thereunder and under the Servicemen's Readjustment Act and VA Regulations and will discharge all obligations of the mortgagee under each Mortgage Note including, with respect to FHA Loans and VA Loans, paying all FHA and VA insurance premiums, fees or charges, as required, and, subject to the right to assign the Mortgage Note to the FHA or VA, as the case may be, will take all action reasonably necessary to preserve the lien of such Mortgage, including, the defense of actions to challenge or foreclose such lien.

          Section 2.15. Notification of Adjustments.

                  With respect to each adjustable rate Mortgage Note the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in or credit to the Collection Account from its own funds the amount of any interest loss or deferral caused thereby.

           Section 2.16. Completion and Recordation of Assignment of Mortgage and FHA and VA Change Notices.

                  To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Owner's expense at the direction of the Owner. If applicable, at the Owner's direction, the Servicer shall cause the endorsements on the Mortgage Note, the Assignment of Mortgage, the assignment of security agreement and the HUD form 92080 Mortgage Record Charge with respect to all FHA Loans to be completed, and shall give notice to the VA of a transfer of insurance credits, if applicable, with respect to VA Loans on the form prescribed by the VA.

           Section 2.17. Protection of Accounts; Eligible Investments.


                  The Servicer may transfer the Collection Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably.

                  The Servicer shall bear any expenses, losses or damages sustained by the Owner if the Collection Account and/or the Escrow Account are not demand deposit accounts.

                  Amounts in the Collection Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than the date two Business Days prior to the Servicer Remittance Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository that maintains the Collection Account, then such Eligible Investment may mature on such Servicer Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Collection Account, by the Servicer out of its own funds immediately as realized.

         Section 2.18. Servicing Compensation.

                  As consideration for servicing the Mortgage Notes subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Note remaining subject to this Agreement during any month or part thereof.

                  Such Servicing Fee shall be payable monthly. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds or Insurance Proceeds) of each Monthly Payment actually received by the Servicer. The Servicing Fee percentage shall be computed on the same principal amount and for the same period as the interest portion of each payment.

                  In addition, the Servicer shall be entitled to retain as additional compensation the late charges and other fees and expenses related to loan assumptions, delinquencies, modifications, partial releases of security and releases for payment in full, if any, collected under the applicable loan documents or customarily collected by servicers consistent with Accepted Servicing Practices.

                  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

       Section 2.19. Withdrawals and Substitutions of Mortgage Notes.


                  Upon five days prior written notice to the Servicer, the Owner may cause Mortgage Notes to become subject to the terms of this Agreement or remove Mortgage Notes from the terms of this Agreement. The addition of Mortgage Notes under this Section 2.19 shall be in accordance with the provisions of
Section 2.01. In connection with the removal of any Mortgage Notes under this
Section 2.19, the Servicer shall promptly transfer any funds in the Collection Account and the Escrow Account with respect to such Mortgage Notes not due to be paid to the Owner or to such other Person as the Owner may direct, and the Servicer shall take such other actions as the Owner may reasonably request to transfer the Servicing Files with respect to such Mortgage Notes to the Owner or at the direction of the Owner.

                                   ARTICLE III
                    REMITTANCES AND REPORTING BY THE SERVICER

          Section 3.01. Remittances to Owner.

                  Subject to the provisions of this Section 3.01, on each Servicer Remittance Date, the Servicer shall remit to the Owner all amounts on deposit in the Collection Account received during the preceding Collection Period (net of charges against or withdrawals from the Collection Account pursuant to Section 2.11(i) through (iv) and (viii)) (the "Available Amount").

          Section 3.02. Reporting by the Servicer. Reporting by the Servicer

                  (a) On the 20th day of each month (or, in either case, if such day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Owner a report setting forth the following information as of the end of the preceding day:

                            (i) The total amount of funds received by the Servicer and credited to the Collection Account;

                           (ii) The aggregate outstanding principal balance of all of the Eligible Mortgage Notes;

                          (iii) The weighted average coupon, weighted average maturity and outstanding principal balance of the Eligible Mortgage Notes, grouped as follows:

                                    (A) for the Fixed Rate Mortgage Notes, by
                  the following rages of original term to maturity:

                                            (1) 15 years or less; and

                                            (2) greater than 15 years and up to
                                    and including 30 years; and

                                    (B) for the Adjustable Rate Mortgage Notes,
                  by index and, for each index, by the length of the initial fixed rate period and the length of the subsequent adjustable rate period; and

                           (iv) With respect to Eligible Mortgage Notes as to which there is currently a Late Payment, the number and outstanding principal balance of such Eligible Mortgage Notes, grouped in accordance with clause (iii) above, that are (A) one installment delinquent, (B) two installments delinquent, (C) three installments delinquent and (D) more than three installments delinquent.

                  (b) In addition, the report delivered by the Servicer shall contain the information from time to time specified by the Owner.

              Section 3.03.  Annual Certificate

                  On or before March 31, 1997 and on or before each March 31st thereafter, the Servicer shall deliver or cause to be delivered to the Owner an Officer's Certificate, to the effect that a review of the activities of the Servicer during the last calendar year (or the period since the date hereof in the case of the first such Officer's Certificate required to be delivered) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement, and either (A) stating that to the best of such officer's knowledge no default by the Servicer under this Agreement has occurred and is continuing, or (B) if such a default has occurred and is continuing, specifying such default and the nature and status thereof.

              Section 3.04. Annual Accountants' Report

                  On or before March 31, 1997 and on or before each March 31st thereafter, the Servicer shall deliver to the Owner a report, prepared by a firm of Independent Accountants of recognized national standing selected by the Servicer, to the effect that (i) they have examined certain documents and records relating to the Mortgage Notes, in accordance with the requirements of the Uniform Single Audit Program and (ii) their examinations disclosed no exceptions which, in their opinion, were material, relating to such Mortgage Notes, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material. If any of the Mortgage Notes are being serviced by a Person other than the Servicer, as permitted by Section
2.06 hereof, the firm of Independent Accountants preparing the report with respect to the servicing of such Mortgage Notes by the Servicer may rely, as to matters relating to the servicing of such Mortgage Notes, upon a comparable report (rendered with respect to the most recent fiscal year of such other Person which ended at or prior to the end of the Servicer's fiscal year) of another firm of Independent Accountants with respect to such other Person's servicing of such Mortgage Notes.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

           Section 4.01. Representations and Warranties of the Servicer.

                  The Servicer, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Owner as of the date hereof:

                  (a) Due Organization and Authority. The Servicer is a Texas corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

                  (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                  (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Notes, or impair the value of the Mortgage Notes;

                  (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                  (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the date hereof;

                  (g) Ability to Service. The Servicer is an FHA Approved Mortgagee, a VA Approved Lender and an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Notes. The Servicer is in good standing to service mortgage loans for the FHA and the VA and either FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with FHA and VA and either FNMA or FHLMC eligibility requirements or which would require notification to any of the FHA, the VA, FNMA or FHLMC; and

                  (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

             Section 4.02. Remedies for Breach of Representations and Warranties of the Servicer.

                  It is understood and agreed that the representations and warranties set forth in Section 4.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the date hereof hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Owner. Upon discovery by either the Servicer or the Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Notes, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Owner, the Person discovering such breach shall give prompt written notice to the other party to this Agreement.

                  Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in
Section 4.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Notes, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Owner's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Notes) to a successor servicer, subject to the approval of the Owner, which approval shall be in the Owner's sole discretion. Such assignment shall be made in accordance with Section 7.01.

                  In addition, the Servicer shall indemnify the Owner and hold the Owner harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other reasonable out-of-pocket costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement.

                  Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section
4.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Owner to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Owner for compliance with this Agreement.

                                    ARTICLE V
                                  THE SERVICER

         Section 5.01. Corporate Existence of the Servicer; Status as Servicer; Merger.

                  (a) Subject to Section 5.01(b) hereof, the Servicer shall keep in full force its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Notes and this Agreement.

                  (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the properties and assets of the Servicer substantially as a whole, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall execute an agreement of assumption to perform every obligation of the Servicer hereunder and shall be an institution (i) having a net worth of not less than $10,000,000, and (ii) which is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC and an FHA Approved Mortgagee and a VA Approved Lender.

          Section 5.02.  Performance of Obligations.

                  (a) The Servicer shall diligently perform and observe all of its obligations and agreements contained in this Agreement.

                  (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any Person from any of its covenants or obligations under any Mortgage Note, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, a Mortgage Note or any such instrument, except as expressly provided herein or therein.

           Section 5.03.  The Servicer Not to Resign; Assignment.


                  (a) The Owner has entered into this Agreement with the Servicer in reliance upon the status of the Servicer as a mortgage servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall not be unreasonably withheld by the Owner.

                  (b) The Servicer shall not resign from the obligations and duties hereby imposed on it except upon (i) the appointment of a successor Servicer in the manner provided in Section 7.01, or (ii) the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner, which Opinion of Counsel shall be in form and substance acceptable to the Owner.

                  (c) Without in any way limiting the generality of this Section 5.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 6.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                  (d) Except as provided in this Section 5.03 or Sections 4.02 or 6.01 hereof, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in
Section 7.02 hereof, and shall survive the exercise by the Owner of any right or remedy under this Agreement or the enforcement by the Owner of this Agreement.


                                   ARTICLE VI
                                     DEFAULT

                Section 6.01.     Events of Default

                  Any of the following acts or occurrences shall constitute an Event of Default by the Servicer under this Agreement:

                            (i) The Servicer shall fail to distribute any amounts required to be distributed to the Owner or Owner's agent pursuant to Section 3.01 hereof, which failure continues unremedied for five days; or

                           (ii) The Servicer shall fail duly to observe or perform in any material respects any covenants or agreements of this Agreement, which failure continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Owner; or

                          (iii) The entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (iv) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of its property; or

                            (v) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

                  If an Event of Default hereunder shall have occurred and be continuing, the Owner may, by notice given to the Servicer, terminate all of the rights and powers of the Servicer under this Agreement, including without limitation all rights of the Servicer to receive the servicing compensation. Upon the giving of such notice, all rights, powers, duties and responsibilities of the Servicer under this agreement, whether with respect to the Mortgage Notes, the Collection Account, any servicing compensation or otherwise, but excluding any obligation of the Servicer under Section 3.01 hereof with respect to the immediately preceding Servicer Remittance Date (which obligation shall remain an obligation of the Servicer notwithstanding any termination of the Servicer's rights and powers under this Agreement), shall vest in and be assumed by a new Servicer as provided in Section 7.01, and the Owner is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Mortgagors deemed necessary or advisable by the Owner), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption.

                  By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

               Section 6.02. No Effect on Other Parties.


                  Upon any termination of the rights and powers of the Servicer from time to time pursuant to Section 6.01 hereof or upon any appointment of a successor to the Servicer, all the rights, powers, duties and obligations of the Owner under this Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement.


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               Section 6.03.  Rights Cumulative

                  All rights and remedies from time to time conferred upon or reserved to the Owner are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

                                   ARTICLE VII
                                  MISCELLANEOUS

            Section 7.01. Successor to the Servicer.

                  In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Sections 4.02, 5.03, 6.01 or 7.02, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor servicer shall be appointed by the Owner and such resignation or removal of the Servicer shall not relieve the Servicer of the representations and warranties made pursuant to Sections 4.01 and the remedies available to the Owner under
Section 4.02, it being understood and agreed that the provisions of such Sections 4.01 and 4.02 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  The Servicer shall deliver promptly to the successor Servicer the funds in the Collection Account and Escrow Account, and the Servicer shall account for all of such funds. Within 30 days of the appointment of a successor entity by the Owner, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of the notice of termination described in Section 6.01 and to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and

                                       30

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liabilities of the Servicer. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts received with respect to the Mortgage Notes by the Servicer after it has received notice of termination. With respect to all FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, at least 10 days prior to such transfer of servicing.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.02, 5.03, 6.01 or 7.02 shall not affect any claims that the Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner by mail of such appointment in accordance with the procedures set forth in Section 7.04.

              Section 7.02. Termination of Agreement.

                  This Agreement shall commence upon the date hereof and shall, subject to earlier termination pursuant to the provisions of this Section 7.02, terminate upon the maturity date of the last loan serviced hereunder. This Agreement may be canceled and terminated (i) at any time hereunder by the Owner upon 60 days notice to the Servicer, or (ii) by mutual agreement of the parties hereto. In addition, this Agreement may be canceled and terminated by the Owner, by notice to the Servicer, upon the occurrence of any Event of Default as described in Section 6.01 hereof, such termination being a "Termination for Cause."

               Section 7.03. Amendment

                  This Agreement may not be amended except pursuant to a written instrument executed by the Owner and the Servicer.

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              Section 7.04.  Governing Law

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Section 7.05.     Notices

                  All demand notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, delivered in person or mailed by registered or certified United States mail, postage prepaid, addressed as follows (or such address as may hereafter be furnished to the other party by like notice):


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                  (a)      If to the Owner:

                           Main Place Real Estate Investment Trust
                           100 North Tryon Street, 23rd Floor
                           NC1-007-23-02
                           Charlotte, North Carolina  28255
                           Attention:  Secretary

                  (b)      If to the Servicer:

                           NationsBanc Mortgage Corporation
                           101 East Main Street, Suite 400
                           Louisville, Kentucky  40202-5318
                           Attention:  Elise Boucher

                           All notices and communications shall be deemed to
have been received either at the time of the personal delivery thereof to any officer of the person entitled to receive such notices and communications at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

              Section 7.06.   Severability of Provisions

                  If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity of unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

                                       33

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            Section 7.07. Inspection and Audit Rights.

                  The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Owner, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Notes, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Owner, and to discuss its affairs, finances and accounts relating to the Mortgage Notes with officers, employees and Independent Accountants of the Owner (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to this Section 7.07 shall be borne by the Owner, provided that if an audit is made during the continuance of an Event of Default, the expense incident to such audit shall be borne by the Servicer.

            Section 7.08. Binding Effect

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

            Section 7.09. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 7.10.  Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement.

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                  IN WITNESS WHEREOF, the Owner and the Servicer have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                      MAIN PLACE REAL ESTATE
                                      INVESTMENT TRUST



                                      By: /s/ Gary S. Williams
                                          --------------------
                                      Name:  Gary S. Williams
                                      Title:  Senior Vice President



                                      NATIONSBANC MORTGAGE CORPORATION



                                      By: /s/ Frederick Wark
                                          ------------------
                                          Name:  Frederick Wark
                                          Title: Senior Vice President


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